Exhibit 5.1

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

October 13, 2015

Board of Directors

Aceto Corporation

4 Tri Harbor Court

Port Washington, NY 11050

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel to Aceto Corporation, a New York corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to which this opinion is attached, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $200,000,000 aggregate offering price of (i) debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities (the “Debt Securities”) to be issued pursuant to an Indenture between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”), (ii) shares of preferred stock, par value $0.01 per share, in one or more series or classes (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share, (the “Common Stock”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants") or (v) units composed of the foregoing (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants and the Units are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

 In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 1, 4 and 5 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons. We have assumed that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct as to matters of fact; and we have assumed that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

In rendering this opinion, we have assumed that, upon the issuance of any of the Common Stock and/or Preferred Stock that may be offered and sold under the Registration Statement, including Common Stock and/or Preferred Stock that may be issued upon conversion or exchange or otherwise in connection with other Securities, (i) the total number of issued and outstanding Common Stock and/or Preferred Stock (as the case may be) after giving effect to such issuance would not exceed the total number of shares of Common Stock and/or Preferred Stock (as the case may be) that the Company is then authorized to issue under its certificate of incorporation, as it may then be amended (“Charter”), and (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its Charter.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement (collectively, the “Securities Agreements”) relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities; (v) each Securities Agreement relating to the Securities being offering will be, at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, the valid and legally binding obligation of each party (other than the Company) thereto; and (vi) the terms of Securities as executed, authenticated (if applicable) and delivered are as described in the Registration Statement and the applicable Prospectus Supplement.

We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. We understand that the Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When the Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) and applicable law, and when such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or its properties, or result in a default under or breach of any agreement or instrument binding upon the Company or its properties, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or its properties, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities) will constitute valid and binding obligations of the Company.

2. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Charter, the by-laws of the Company, as may then be in effect (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate certificates of amendment to the Company’s Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for recording by the Secretary of State of the State of New York, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, (d) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor in an amount at least equal to the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and (e) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and non-assessable.

3. (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, (c) such shares of Common Stock have been issued and delivered against payment of the purchase price therefor in an amount at least equal to the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and (d) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and non-assessable.

4. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized by all necessary corporate action of the Company, duly executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, and when the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any applicable Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or its properties, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), and (h) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company.

5. (a) When a unit agreement relating to the Units has been duly authorized (the “Unit Agreement”), executed and delivered and the Units have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or its properties, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), and (h) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses where such waiver would be against public policy, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (g) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (i) waivers of broadly or vaguely stated rights, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers and trusts, (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (o) the severability, if invalid, of provisions to the foregoing effect. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation relating to any series of the Preferred Stock, Warrant Agreement, Indenture, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants and under the Unit Agreement for any Units, namely, the Trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement or Unit Agreement, as applicable; that such Indenture, Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable. We have further assumed: (i) that the Company is and will remain duly organized, validly existing and in good standing under applicable state law at all times relevant to this opinion; and (ii) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

Our opinion is limited to the federal laws of the United States and the laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP